Exhibit 4.28

[FORM OF FIXED RATE NOTE]

[FACE OF NOTE]

PRUDENTIAL FINANCIAL, INC.

PRUDENTIAL FINANCIAL INTERNOTE®

(Fixed Rate)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO PRUDENTIAL FINANCIAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED NO.	CUSIP No.	PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:	STATED MATURITY DATE:	INTEREST RATE PER ANNUM:

INTEREST PAYMENT DATES: (only applicable if other than March 15 or September 15)		REGULAR RECORD DATES: (only applicable if other than March 1 or September 1)

InterNotes® is a registered servicemark of Incapital Holdings LLC

REDEMPTION DATE(S) OR PERIOD(S):	INITIAL REDEMPTION DATE, IF ANY:

ANNUAL REDEMPTION PERCENTAGE REDUCTION, IF ANY:	INITIAL REDEMPTION PERCENTAGE:

REPAYMENT DATE(S) OR PERIOD(S):	DEFAULT RATE: (only applicable if Note is issued at original issue discount):

AMORTIZING NOTE: ☐ Yes ☐ No

AMORTIZATION SCHEDULE:

SURVIVOR’S OPTION: [ ] Yes (If yes, the attached Survivor’s Option Rider is incorporated into this Note)	OID DEFAULT AMOUNT: (only applicable if Note is issued at original issue discount)

OTHER PROVISIONS:

PRUDENTIAL FINANCIAL, INC., a New Jersey corporation (the “Company,” which term includes any successor entity), for value received, hereby promises to pay to CEDE & Co., as nominee for The Depository Trust Company (“DTC”), or registered assigns, the principal sum of $[ • ] on the Stated Maturity Date specified above (except, if applicable, to the extent redeemed or repaid prior to the Stated Maturity Date) [if the Note is to bear interest prior to Maturity, insert—, and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [as specified above][semi-annually on March 15 and September 15 of each year], commencing on the Interest Payment Date immediately after the Original Issue Date (provided, however, that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date), at the Interest Rate Per Annum set forth above, until the principal hereof is paid or made available for payment [if applicable insert—, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of              % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.]

[If the Note is to bear interest prior to Maturity, insert—The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities)

is registered at the close of business on the Regular Record Date for such interest, which shall be [the dates specified above][March 1 and September 1 of each year] (whether or not a Business Day, as such term is defined below), as the case may be, immediately preceding the Interest Payment Date, provided, however, that interest payable on the Stated Maturity Date (or upon any earlier date of redemption or repayment) (each such date is referred to herein as the “Maturity Date” with respect to the principal payable on such date) will be payable to the Person to whom principal shall be payable on such Maturity Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner.]

[If the Note is not to bear interest prior to Maturity, insert— The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the Default Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [If applicable, insert—Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the Default Rate specified above (to the extent that the payment of such interest on interest shall be legally enforceable) from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable upon demand.]

Payment of principal of (and premium, if any) and interest due on this Note will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder of this Note for all purposes under the Indenture.

[If the Note is an Amortizing Note, insert— A portion or all the principal amount of this Note is payable prior to Stated Maturity in accordance with a schedule or by application of a formula.]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee, by the manual signature of one of its authorized officers, this Note shall not be valid or obligatory for any purpose.

Reference herein to “this Note”, “hereof”, “herein” and comparable terms shall include the terms specified on the face and reverse hereof as well as an Addendum hereto (if an Addendum is specified above).

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.

PRUDENTIAL FINANCIAL, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:

Authorized Officer

Dated:

[Reverse of Note]

PRUDENTIAL FINANCIAL, INC.

PRUDENTIAL FINANCIAL INTERNOTE®

(Fixed Rate)

This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Debt Securities Indenture, dated as of April 25, 2003, between the Company and JPMorgan Chase Bank, as amended to designate the Trustee for the Notes by a supplemental indenture, dated as of March 25, 2004 (as amended or supplemented from time to time, the “Indenture”), between the Company and Citibank, N.A. as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities of this series have been designated as “Prudential Financial InterNotes®” (the “Notes”) and may be issued from time to time in an aggregate principal amount of up to U.S.$1,000,000,000 and may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all and be issued at an original issue discount; provided, however, that the foregoing limit may be increased or decreased by the Company, if in the future it determines that it may want to sell additional Securities of this series or other securities.

This Note will not be convertible or subject to any sinking fund and, except as set forth in the following two paragraphs, will not be subject to redemption at the option of the Company or subject to repayment at the option of the Holder hereof prior to the Stated Maturity Date.

If one or more Redemption Dates (or range of Redemption Dates) is specified on the face hereof, this Note will be subject to redemption, in whole or in part, on any such Redemption Date (or during any such range of Redemption Dates) on or after the Initial Redemption Date specified on the face hereof at the option of the Company upon not less than 30 days’ nor more than 60 days’ prior written notice, at the Redemption Price (as defined below), together with interest accrued to the date fixed for redemption. The “Redemption Price” shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Note to be redeemed and, if greater than 100%, shall decline at each anniversary of the Initial Redemption Date, if any, specified on the face hereof, by the Annual Redemption Percentage Reduction, if any, specified on the face hereof of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount. If fewer than all of the Notes subject to redemption are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and reasonable.

InterNotes® is a registered servicemark of Incapital Holdings LLC

If one or more Repayment Dates (or range of Repayment Dates) is specified on the face hereof, this Note will be subject to repayment, in whole or in part, on any such Repayment Date (or during any such range of Repayment Dates) at the option of the Holder hereof upon not less than 30 days’ nor more than 60 days’ prior written notice, at a price equal to 100% of the principal amount to be repaid, together with interest accrued to the date fixed for repayment. Unless otherwise specified on the face hereof, notice of the Holder’s option to elect repayment hereof shall consist of the delivery to the Trustee of either (i) this Note with the form on the reverse hereof entitled “Option to Elect Repayment” duly completed (with signature guaranteed), or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States, setting forth the name of the Holder hereof, the principal amount hereof, the principal amount to be repaid, the certificate number or a description of the tenor and terms hereof and a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form (with signature guaranteed) entitled “Option to Elect Repayment” on the reverse of this Note will be received by the Trustee, in each case, not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter shall only be effective if this Note and such form, duly completed, are received by the Trustee by such fifth Business Day. Such option may be exercised with respect to less than the entire principal amount of this Note, provided that the portion remaining Outstanding after such repayment shall be in an authorized denomination. Exercise of a repayment option by the Holder of this Note will be irrevocable unless otherwise specified on the face hereof.

In the event of redemption or repayment of this Note in part only, a new Note or Notes of this series and of a like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If so specified on the face of this Note, the Maturity Date will be automatically extended for such periods and at such times as are set forth herein unless the Holder of the Note elects to terminate the automatic extension of the Note. The periods and times for which the maturity of the Note is to be automatically renewed, the date beyond which the maturity may not be so renewed, the procedures for the Holder of the Note to elect repayment of the Note in the event of such renewal and other details must be set forth on the face hereof.

Interest payable on this Note on any Interest Payment Date or the Maturity Date shall be the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date specified on the face hereof, if no interest has been paid or duly provided for) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an “Interest Period”). Interest for any Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on such next succeeding Business Day.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

[If the Note is not an Original Issue Discount Security, insert—If an Event of Default with respect to the Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Note is an Original Issue Discount Security, insert—(i) If an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the amount of principal of this Note which may be declared due and payable in the manner and with the effect provided in the Indenture, shall be determined in the manner set forth under “OID Default Amount” on the face hereof, and (ii) in the case of a default of payment in principal upon acceleration, redemption or at maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Note shall bear interest at a rate of interest per annum equal to the Default Rate stated on the face hereof (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption or maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable) all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the majority of the Holders in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth (including, in the case of a Global Note, certain additional limitations), the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form, without coupons, in denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof.

The Notes of this series may be issued, in whole or in part, in the form of one or more Global Notes bearing the legend specified in the Indenture regarding certain restrictions on registration of transfer and exchange and issued to DTC or its nominee and registered in the name of DTC or such nominee. As provided in the Indenture and subject to certain limitations (including, in the case of any Global Note, certain additional limitations) therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All notices to the Company under this Note shall be in writing and addressed to the Company at Prudential Financial, Inc., Two Gateway Center, 5th Floor, Newark, New Jersey, 07102-5096, Attention: Debt Management Group, (973) 802-3863, telecopy: (973) 802-6096 or to such other address of the Company as the Company may notify the holder hereof.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or the portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with interest to the date fixed for repayment, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the holder of this Note, not more than 60 nor less than 30 days prior to the date fixed for repayment, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 provided that any remaining principal hereof shall be at least U.S.$1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be at least U.S.$1,000 or an integral multiple of U.S.$l,000 in excess thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, this Note will be issued for the portion not being repaid).

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.
Date

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

C(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:
NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM— as tenants in common

TEN ENT— as tenants by the entireties

JT TEN— as joint tenants with right of survivorship and not as tenants in common

UNIF TRANS MIN ACT—	Custodian

(Cust) (Minor)

Under Uniform Transfers to Minors Act

             (State)

Additional abbreviations may also be used though not in the above list.

SURVIVOR’S OPTION RIDER

If the Survivor’s Option is applicable to this Note, the Representative (defined below) of a deceased beneficial owner of the Note shall have the option to elect repayment or repurchase of such Note following the death of the beneficial owner (a “Survivor’s Option”). Unless specifically provided on the face of this Note, the Survivor’s Option may not be exercised unless the Note was acquired by the beneficial owner at least six months prior to such election.

If the Survivor’s Option is applicable to this Note, upon the valid exercise of the Survivor’s Option, the Company shall repay or repurchase, at its option, the Note (or portion thereof), properly tendered for repayment or repurchase by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased beneficial owner of a Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner of the deceased beneficial owner) at a price equal to 100% of the amortized principal amount of the deceased beneficial owner’s beneficial interest in such Note plus accrued interest to the date of such repayment or repurchase, subject to the following limitations:

(a) The Company may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted from all deceased beneficial owners in any calendar year (the “Annual Put Limitation”) to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all Notes as of the end of the most recent calendar year, or such greater amount as the Company in its sole discretion may determine for any calendar year, and may limit to $250,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of acceptances of exercise of the Survivor’s Option in such calendar year for any individual deceased beneficial owner (the “Individual Put Limitation”).

(b) The Company shall not make principal repayments pursuant to exercise of the Survivor’s Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the principal amount of such Note remaining Outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Notes).

(c) Any Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option may not be withdrawn.

Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor’s Option shall be accepted in the order of all such Notes are received by the Trustee, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased beneficial owner. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Notes (or portions thereof) were originally tendered. Any Note (or portion thereof) accepted for repayment or repurchase pursuant to exercise of the Survivor’s Option shall be repaid or repurchased on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Note (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered holder thereof, at its last known address as indicated in the Note Register, that states the reason such Note (or portion thereof) has not been accepted for payment.

In order for a Survivor’s Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative (i) a written request for repayment or repurchase signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the “NASD”) or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a Note (or portion thereof) to be repaid or repurchased, (iii) appropriate evidence satisfactory to the Company and the Trustee that (A) the deceased was the beneficial owner of such Note at the time of death and the interest in such note was acquired by the deceased beneficial owner at least six months prior to the request for repayment or repurchase, (B) the death of such beneficial owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Company and the Trustee from such nominee attesting to the deceased’s beneficial ownership in such Note, (vi) tax waivers and such other instruments or documents that the Company or the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Notes and the claimant’s entitlement to payment, and (vii) any additional information the Company or the Trustee requires to evidence satisfaction of any conditions to the exercise of such Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment or repurchase of such Note. All questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties.

The death of a person holding a beneficial interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of the beneficial owner of the Note, and the entire principal amount of the Note so held shall be subject to repayment or repurchase. However, the death of a person holding a beneficial interest in a note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to the deceased person’s interest in the Note. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed the death of the beneficial owner of such note for purposes of this provision, regardless of the registered holder of the Note, if such beneficial interest can be established to the satisfaction of the Company and the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the Note during his or her lifetime.

Because the Notes are represented by a Global Note, the Depository or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Survivor’s Option for such Note. To obtain repayment or repurchase pursuant to exercise of the Survivor’s Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased beneficial owner (i) the documents described in the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depository of such Representative’s desire to obtain repayment or repurchase pursuant to exercise of the Survivor’s Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Company and the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.